EXHIBIT 99.2
AMENDMENT NO. 1 TO
LICENSE AGREEMENT

Sontra Medical Corporation, with offices located at 10 Forge Parkway, Franklin, MA 02038 ("SONTRA" or "LICENSOR”) and Bayer HealthCare LLC (BAYER), on behalf of its Diabetes Care Division, entered into a License Agreement, effective July 28, 2003, under which BAYER is granted an exclusive worldwide license to certain patent rights and know how relating to the determination of glucose concentration in body fluid which glucose is obtained using ultrasonic techniques (the AGREEMENT). SONTRA and BAYER have agreed to amend the AGREEMENT as follows.

The following is added to Article 1 (Definitions):
1.10 "IMPROVEMENTS" shall mean any invention (whether patented or published in a patent application) and/or Know-How (including inventions in unpublished patent application(s)) in the Field of Use that is/are identified and/or discovered by SONTRA during the term of the AGREEMENT and that is/are related to the Licensed Product or Process, including, without limitation, that which performs the same or similar function as the Licensed Product or Process in the Field of Use, modification of a component useful in the Licensed Product or Process, manufacturing processes, formulations, compositions, product configurations and methods of use in the Field of Use.

The following is added to Article 2 (World Wide License to BAYER):
2.3.1. Grantback: BAYER hereby grants back to LICENSOR the co-exclusive (as to BAYER and SONTRA) rights under the license granted to BAYER in Article 2.1 (Grant) of the AGREEMENT, to make, have made solely for SONTRA through an Original Equipment Manufacturer (OEM) supply agreement, use, import, sell or, subject to Article 2.3.2 (Right of First Refusal) and 2.3.3 (SONTRA Product Sales), have sold Licensed Products and/or Processes in the hospital intensive care unit (ICU) market worldwide. SONTRA does not have the right to sub-license the co-exclusive rights granted hereunder other than as expressly stated above.

2.3.2 Right of First Refusal
2.3.2.1. SONTRA shall first offer to Bayer six (6) months prior to SONTRA’s earliest anticipated product launch date, the opportunity to market SONTRA’s hospital ICU product(s) worldwide, regionally, or on a country by country basis pursuant to a mutually acceptable marketing agreement including reasonable commercial terms to be negotiated by the parties in good faith. In the event that such six month period lapses and BAYER and LICENSOR have not entered into such an agreement, then Sontra shall be entitled to market and sell SONTRA’s hospital ICU product(s), directly or through a distributor or agent, subject to Article 2.3.2.2 below.
2.3.2.2 If agreement cannot be reached under Article 2.3.2.1, SONTRA shall not enter into any third party agreement for product distribution with terms that are more favorable to the third party than those offered to BAYER by SONTRA in writing during negotiations pursuant to Article 2.3.2.1 above, before first offering those more favorable terms to BAYER. BAYER has sixty (60) days from the date BAYER receives the proposed third party terms from SONTRA in writing in which to agree to the more favorable terms. In any event, SONTRA will not enter into a hospital ICU product distribution agreement with any third party having annual global sales in the blood glucose monitoring market of five hundred million dollars ($500,000,000) or more without the prior written consent of BAYER.

2.3.3 SONTRA Product Sales: If BAYER does not market SONTRA's hospital ICU product(s) under Article 2.3.2, and SONTRA markets such product(s) (directly or through a distributor or agent), then SONTRA shall pay BAYER a royalty of one percent (1%) of Net Sales of hospital ICU product(s) sold until expiry of the last patent under 2.1 (Grant) of the License Agreement. SONTRA may deduct its actual incurred direct sales and marketing costs from its Net Sales of hospital ICU product(s) for each of the first two (2) consecutive twelve month periods of product sales before calculating royalty payments due. If such sales and marketing costs exceed SONTRA's total hospital ICU product Net Sales in a twelve month period, deduction of any excess costs from that twelve month period shall not be carried over into and tacked onto any subsequent twelve month period in which any subsequent payment is due. Articles 4.1 (Records), 4.2 (Audit of Records) and 4.3 (Quarterly Reports and Payments) of the AGREEMENT shall be reciprocal as to SONTRA with respect to sales of hospital ICU product(s).

2.4 Covenant Not to Sue: SONTRA hereby grants to BAYER and its distributors a fully paid up, non-cancelable, worldwide covenant not to sue under any and all IMPROVEMENT(S) in the Field of Use for the enforceable term of the IMPROVEMENT(S). Accordingly, SONTRA covenants not to file a lawsuit or otherwise contest BAYER's rights under this Article 2.4 (Covenant Not to Sue) in any manner and in any forum . This covenant shall be binding upon and inure to the benefit of the parties, their successors and assignees.

The following is added to Article 3.1 (Payment of License Fee):
3.1.1 Joint Development is Cancelled: The Parties agree that any obligation to enter into one or more agreements to jointly continue development of the Licensed Product or Process, and any and all obligations related to joint development under Article 3.1 of the AGREEMENT are terminated with no change to the exclusive rights granted to BAYER in Article 2.1 (Grant).

Article 3.1 i has been amended so that, in Phase 2 of BAYER's development, BAYER and LICENSOR will agree upon reasonable royalty rates for sales of Licensed Product or Process sold by BAYER under its exclusive License. Upon BAYER's request, LICENSOR will negotiate a commercially reasonable manufacturing agreement with BAYER under which it will agree to supply BAYER with the SonoPrep ultrasonic skin permeation component of LICENSOR's continuous glucose monitoring system.

3.1.2 Milestone Payment: BAYER's obligation under Article 3.1 i of the AGREEMENT to make a three million dollar ($3,000,000) milestone payment at the end of Phase 1 is terminated. Subject to Article 3.1.3 (December 31, 2007) below, BAYER shall make a two million dollar ($2,000,000) milestone payment to SONTRA upon Phase 1 approval of the first BAYER Licensed Product under BAYER's PACE process.
3.1.3 December 31, 2007: If BAYER has not achieved Phase 1 approval of its first BAYER Licensed Product under BAYER's PACE process and BAYER has not paid SONTRA the milestone payment described in Article 3.1.2 (Milestone Payment) on or before December 31, 2007, then BAYER's remaining exclusive rights outside of the worldwide hospital ICU market shall become co-exclusive as to SONTRA, and BAYER will hold a worldwide, co-exclusive, non-cancelable license to the Patent Rights and Know-How according to the terms set forth in Article 3.1 ii. Additionally, BAYER's obligation to pay SONTRA a milestone payment under Article 3.1.2 shall be cancelled, as will BAYER's right of first refusal under Article 2.3.2. BAYER’s rights in Article 2.4 (Covenant Not to Sue) shall remain unchanged.

3.1.4 BAYER may deduct its actual incurred direct sales and marketing costs from its Net Sales of Licensed Product or Process for each of the first two (2) consecutive twelve month periods of Licensed Product or Process sales before calculating royalty payments due. If such sales and marketing costs exceed BAYER's total Licensed Product or Process Net Sales in a twelve month period, deduction of any excess costs from that twelve month period shall not be carried over into and tacked onto any subsequent twelve month period in which any subsequent payment is due

The following is added to Article 10 (Other Provisions):
10.10 Further Collaboration: At BAYER's request and under the terms of one or more mutually agreeable separate written agreements, SONTRA is willing to continue to support Bayer’s development of products in the Field of Use.
10.11 Settlement of Any Allegations: The Parties agree that SONTRA has no complaint and Bayer has no liability in relation to the License Agreement for any conduct prior to the effective date of this Amendment to the License Agreement.

All other terms and conditions of the AGREEMENT that do not contradict the terms of this Amendment remain unchanged. If there is a conflict between the terms of the original License Agreement and the terms of this Amendment, the terms of this Amendment shall control.

AGREED TO AND ACCEPTED BY:
Sontra Medical Corporation   Bayer HealthCare LLC

By: /s/ Thomas Davison   By: /s/ Sandra Peterson
  Thomas Davison    Sandra Peterson
  Chief Executive Officer   President
  Diabetes Care Division

Date: 12/14/05    Date: 12/12/05

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